Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Three Months Ended September 30, 2014

Continued strong, long-term investment performance
Net long-term inflows of $6.0 billion
Adjusted operating margin of 41.8%
Adjusted diluted EPS of $0.64

Atlanta, October 30, 2014 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2014.

“In spite of tremendous volatility in the markets, Invesco continued to deliver strong, long-term investment performance that benefited our clients,” said Martin L. Flanagan, president and CEO of Invesco Ltd.  “We believe the greatest opportunity for clients to achieve their investment objectives is by using a well-constructed portfolio that spans asset classes (equity, fixed income, alternatives), investment styles (including active and passive approaches) and vehicles (mutual funds, ETFs, separate accounts).  Invesco is one of the few investment management firms in the world that offers institutions and individual investors a comprehensive range of strategies and solutions that help them achieve their desired outcomes.  This broadly diversified offering, combined with our strong investment performance, contributed to an operating margin of 41.8% during the period, up from 40.2% in the same quarter a year ago.”

	Q3-14		Q2-14		Q3-14 vs. Q2-14	Q3-13		Q3-14 vs. Q3-13
Adjusted Financial Measures(1)
Net revenues	$913.7	m	$901.0	m	1.4%	$816.4	m	11.9%
Operating income	$381.9	m	$377.0	m	1.3%	$328.1	m	16.4%
Operating margin	41.8%		41.8%			40.2%
Net income attributable to common shareholders	$278.2	m	$282.4	m	(1.5)%	$246.0	m	13.1%
Diluted EPS	$0.64		$0.65		(1.5)%	$0.55		16.4%

U.S. GAAP Financial Measures
Operating revenues	$1,311.0	m	$1,289.9	m	1.6%	$1,171.8	m	11.9%
Operating income	$329.6	m	$354.8	m	(7.1)%	$286.0	m	15.2%
Operating margin	25.1%		27.5%			24.4%
Net income attributable to common shareholders	$256.0	m	$274.5	m	(6.7)%	$228.1	m	12.2%
Diluted EPS	$0.59		$0.63		(6.3)%	$0.51		15.7%

Assets Under Management
Ending AUM	$789.6	bn	$802.4	bn	(1.6)%	$745.5	bn	5.9%
Average AUM	$801.7	bn	$790.1	bn	1.5%	$729.4	bn	9.9%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 10 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 19 for other important disclosures.

Assets Under Management

Total assets under management (AUM) at September 30, 2014, were $789.6 billion (June 30, 2014: $802.4 billion), a decrease of $12.8 billion during the third quarter. Total net inflows were $2.0 billion for the third quarter, as detailed below:

Summary of net flows (in billions)	Q3-14	Q2-14	Q3-13
Active	$6.0	($8.0)	$4.8
Passive	—	1.1	0.2
Long-term net flows	6.0	(6.9)	5.0
Invesco PowerShares QQQ	(3.2)	(3.0)	0.8
Money market	(0.8)	1.1	3.3
Total net flows	$2.0	($8.8)	$9.1

Net market losses led to a $5.1 billion decrease in AUM during the third quarter, compared to a $19.9 billion increase in the second quarter 2014. Foreign exchange rate movements led to a $9.7 billion decrease in AUM during the third quarter, compared to a $4.0 billion increase in the second quarter 2014. Average AUM during the third quarter were $801.7 billion, compared to $790.1 billion for the second quarter 2014, an increase of 1.5%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the the company's Forms 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

U.S. GAAP Earnings

This section comments on the company's third quarter 2014 results as presented in accordance with U.S. GAAP, as compared to the second quarter 2014.

Operating revenues increased 1.6% to $1,311.0 million in the third quarter, from $1,289.9 million in the second quarter 2014. Operating expenses increased by 5.0% to $981.4 million in the third quarter, from $935.1 million in the second quarter 2014.

Operating expenses for the third quarter include a charge of $24.2 million in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees. The charge was recorded in general and administrative expenses and reduced diluted EPS by $0.03 for the third quarter.

The effective tax rate on continuing operations increased to 27.3% for the third quarter, from 25.3% for the second quarter 2014. See note 10 on page 22 for further details.

Non-GAAP Earnings

This section discusses the company's third quarter 2014 non-GAAP financial information, as compared to the second quarter 2014. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 10 through 12 of this release.

Net revenues increased by $12.7 million (1.4%) to $913.7 million in the third quarter, from $901.0 million in the second quarter 2014. The change was principally due to increased management fees. Foreign exchange rate changes decreased third quarter net revenues by $9.1 million compared to the second quarter 2014.

Investment management fees, as adjusted, increased $16.5 million (1.6%) to $1,071.0 million in the third quarter, from $1,054.5 million in the second quarter 2014. The increase reflects the higher average AUM and the additional day in the third quarter compared to the second quarter 2014. Foreign exchange rate changes decreased third quarter management fees by $11.5 million when compared to second quarter 2014.

Service and distribution fees, as adjusted, increased $7.4 million (3.4%) to $222.1 million in the third quarter, from $214.7 million in the second quarter 2014. The increase in service and distribution fees reflects the higher average applicable AUM and the additional day in the third quarter compared to the second quarter. The increase in service and distribution fees also reflects strong net flows in Continental Europe. Foreign exchange rate changes decreased third quarter service and distribution fees by $0.1 million when compared to second quarter 2014.

Performance fees, as adjusted, were $10.3 million in the third quarter, compared to $7.3 million in the second quarter 2014. Foreign exchange rate changes decreased third quarter performance fees by $0.2 million when compared to the second quarter 2014.

Other revenues, as adjusted, decreased by $4.4 million (11.3%) to $34.5 million in the third quarter, compared to $38.9 million in the second quarter 2014, due to decreased transaction fees from real estate fund activities. Foreign exchange rate changes decreased other revenues by $0.2 million in the third quarter when compared to the second quarter 2014.

Third-party distribution, service and advisory expenses, as adjusted, increased by $9.8 million (2.4%) to $424.2 million in the third quarter from $414.4 million in the second quarter 2014, consistent with the revenues derived from the related retail AUM. Foreign exchange rate changes decreased third-party distribution, service and advisory expenses by $2.9 million in the third quarter when compared to the second quarter 2014.

Total operating expenses, as adjusted, increased by $7.8 million (1.5%) to $531.8 million in the third quarter from $524.0 million in the second quarter 2014. Foreign exchange rate changes decreased third quarter operating expenses by $4.8 million when compared to the second quarter 2014.

Employee compensation expenses, as adjusted, increased by $4.9 million (1.4%) to $349.5 million in the third quarter, from $344.6 million in the second quarter 2014 primarily due to higher incentive compensation and increased headcount. Foreign exchange rate changes decreased third quarter employee compensation expenses by $3.2 million when compared to the second quarter 2014.

Marketing expenses, as adjusted, decreased by $3.5 million (11.3%) to $27.4 million in the third quarter, from $30.9 million in the second quarter 2014 due to reduced advertising. Foreign exchange rate changes decreased third quarter marketing expenses by $0.3 million when compared to the second quarter 2014.

Property, office and technology expenses, as adjusted, increased $1.2 million (1.6%) to $77.3 million in the third quarter, from $76.1 million in the second quarter 2014. The increase reflects higher outsourced administration costs in the third quarter compared to the second quarter. Foreign exchange rate changes decreased third quarter property, office and technology expenses by $0.6 million when compared to the second quarter 2014.

General and administrative expenses, as adjusted, increased $5.2 million (7.2%) to $77.6 million in the third quarter, from $72.4 million in the second quarter 2014. The increase is largely attributable to a $2.2 million increase in costs associated with the ongoing development of global technology platforms, together with an additional $1.7 million of irrecoverable indirect taxes. Foreign exchange rate changes decreased third quarter general and administrative expenses by $0.7 million when compared to the second quarter 2014.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $7.4 million in the third quarter, compared to $4.1 million in the second quarter 2014. Other gains and losses, net in the third quarter were a gain of $1.9 million compared to a second quarter 2014 gain of $14.8 million. The gain in the second quarter 2014 includes $4.7 million realized from the sale and liquidation of CLO products and $5.7 million realized on the sale of other seed investments. Separately, other income of consolidated sponsored investment products (CSIP) was a gain of $7.4 million in the third quarter, of which $3.3 million is attributable to noncontrolling interests. The second quarter 2014 included a CSIP gain of $7.7 million with $3.6 million attributable to noncontrolling interests.

The adjusted effective tax rate increased to 26.6% for the third quarter, from 26.5% for the second quarter 2014.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 15 and 18, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013
in millions
Cash and cash equivalents	$1,352.6	$1,331.2	$1,352.6	$1,331.2
Investments of CIP	—	—	5,555.9	4,734.7
Total assets(1)	$14,271.2	$13,952.6	$20,081.0	$19,270.5

Long-term debt	1,589.1	1,588.6	1,589.1	1,588.6
Debt of CIP	—	—	4,710.3	4,181.7
Long-term debt / Long-term debt plus CIP debt	1,589.1	1,588.6	6,299.4	5,770.3

Total liabilities(1)	$5,724.9	$5,649.7	$10,784.4	$10,293.2

Total permanent equity(1)	$8,388.8	$8,302.9	$9,139.1	$8,977.3

Debt/Equity % (1) (2)	18.9%	19.1%	68.9%	64.3%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 15 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of September 30, 2014, the company's cash and cash equivalents were $1,352.6 million, with long-term debt of $1,589.1 million. The credit facility balance was zero at September 30, 2014, June 30, 2014 and December 31, 2013. During the third quarter, Standard & Poor's Ratings Services upgraded the company's senior unsecured debt ratings rating to A from A-. In October 2014, Moody's Investors Service upgraded the company's senior unsecured ratings to A2 from A3.

Dividends paid in the third quarter were $108.6 million, bringing year-to-date dividends paid to $315.7 million. Today the company is announcing a third-quarter cash dividend of 25.0 cents per share. The dividend is payable on December 5, 2014, to shareholders of record at the close of business on November 18, 2014, with an ex-dividend date of November 14, 2014.

During the third quarter the company repurchased $50.0 million of its common shares on the open market, representing 1.3 million shares at a weighted average share price of $39.70. This brings year-to-date repurchases to $219.6 million representing 6.2 million shares.

Headcount

As of September 30, 2014, the company had 6,155 employees, compared to 6,070 employees as of June 30, 2014.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, October 30, 2014, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, November 13, 2014 at 5:00 p.m. ET by calling 1-888-566-0496 for U.S. and Canadian callers or 1-203-369-3055 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q3-14	Q2-14	% Change	Q3-13	% Change
Adjusted revenues:
Investment management fees	$1,071.0	$1,054.5	1.6%	$938.0	14.2%
Service and distribution fees	222.1	214.7	3.4%	220.7	0.6%
Performance fees	10.3	7.3	41.1%	8.5	21.2%
Other	34.5	38.9	(11.3)%	33.1	4.2%
Third-party distribution, service and advisory	(424.2)	(414.4)	2.4%	(383.9)	10.5%
Net revenues	913.7	901.0	1.4%	816.4	11.9%
Adjusted operating expenses:
Employee compensation	349.5	344.6	1.4%	328.3	6.5%
Marketing	27.4	30.9	(11.3)%	23.5	16.6%
Property, office and technology	77.3	76.1	1.6%	72.7	6.3%
General and administrative	77.6	72.4	7.2%	63.8	21.6%
Total adjusted operating expenses	531.8	524.0	1.5%	488.3	8.9%
Adjusted operating income	381.9	377.0	1.3%	328.1	16.4%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	7.4	4.1	80.5%	7.5	(1.3)%
Interest and dividend income	3.2	3.9	(17.9)%	3.3	(3.0)%
Interest expense	(18.1)	(18.2)	(0.5)%	(9.7)	86.6%
Other gains and losses, net	1.9	14.8	(87.2)%	5.8	(67.2)%
Other income/(loss) of CSIP, net	7.4	7.7	(3.9)%	—	N/A
Adjusted income before income taxes	383.7	389.3	(1.4)%	335.0	14.5%
Adjusted income tax provision	(102.2)	(103.3)	(1.1)%	(89.0)	14.8%
Adjusted net income	281.5	286.0	(1.6)%	246.0	14.4%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(3.3)	(3.6)	(8.3)%	—	N/A
Adjusted net income attributable to common shareholders	$278.2	$282.4	(1.5)%	$246.0	13.1%

Adjusted diluted EPS	$0.64	$0.65	(1.5)%	$0.55	16.4%
Average diluted shares outstanding	434.8	436.4	(0.4)%	448.8	(3.1)%

Ending headcount	6,155	6,070	1.4%	5,864	5.0%
Ending AUM (in billions)	$789.6	$802.4	(1.6)%	$745.5	5.9%
Average AUM (in billions)	$801.7	$790.1	1.5%	$729.4	9.9%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-14	Q2-14	% Change	Q3-13	% Change
Operating revenues:
Investment management fees	$1,047.3	$1,031.9	1.5%	$914.4	14.5%
Service and distribution fees	222.1	214.7	3.4%	220.7	0.6%
Performance fees	8.2	5.0	64.0%	5.1	60.8%
Other	33.4	38.3	(12.8)%	31.6	5.7%
Total operating revenues	1,311.0	1,289.9	1.6%	1,171.8	11.9%
Operating expenses:
Employee compensation	343.8	342.9	0.3%	330.3	4.1%
Third-party distribution, service and advisory	420.2	410.6	2.3%	380.9	10.3%
Marketing	26.6	30.2	(11.9)%	22.6	17.7%
Property, office and technology	76.4	75.3	1.5%	71.9	6.3%
General and administrative	114.4	76.1	50.3%	80.1	42.8%
Total operating expenses	981.4	935.1	5.0%	885.8	10.8%
Operating income	329.6	354.8	(7.1)%	286.0	15.2%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.9	5.5	98.2%	10.3	5.8%
Interest and dividend income	2.6	3.1	(16.1)%	2.5	4.0%
Interest expense	(18.1)	(18.2)	(0.5)%	(9.7)	86.6%
Other gains and losses, net	(1.3)	16.2	N/A	2.7	N/A
Other income/(loss) of CSIP, net	7.4	7.7	(3.9)%	—	N/A
Consolidated investment products (CIP):
Interest income of CIP	53.4	48.0	11.3%	46.5	14.8%
Interest expense of CIP	(37.5)	(30.3)	23.8%	(33.5)	11.9%
Other gains/(losses) of CIP, net	0.1	36.8	(99.7)%	38.2	(99.7)%
Income from continuing operations before income taxes	347.1	423.6	(18.1)%	343.0	1.2%
Income tax provision	(94.9)	(107.0)	(11.3)%	(92.9)	2.2%
Income from continuing operations, net of income taxes	252.2	316.6	(20.3)%	250.1	0.8%
Income/(loss) from discontinued operations, net of taxes	(0.6)	0.2	N/A	(1.4)	(57.1)%
Net income	251.6	316.8	(20.6)%	248.7	1.2%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	4.4	(42.3)	N/A	(20.6)	N/A
Net income attributable to common shareholders	$256.0	$274.5	(6.7)%	$228.1	12.2%
Earnings per share:
---Basic EPS from continuing operations	$0.59	$0.63	(6.3)%	$0.51	15.7%
---Basic EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total basic	$0.59	$0.63	(6.3)%	$0.51	15.7%

---Diluted EPS from continuing operations	$0.59	$0.63	(6.3)%	$0.51	15.7%
---Diluted EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total diluted	$0.59	$0.63	(6.3)%	$0.51	15.7%

Average shares outstanding:
---basic	434.3	435.7	(0.3)%	447.9	(3.0)%
---diluted	434.8	436.4	(0.4)%	448.8	(3.1)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine months ended September 30,
	2014	2013	% Change
Operating revenues:
Investment management fees	$3,044.6	$2,644.5	15.1%
Service and distribution fees	675.4	642.7	5.1%
Performance fees	44.3	47.2	(6.1)%
Other	106.1	85.1	24.7%
Total operating revenues	3,870.4	3,419.5	13.2%
Operating expenses:
Employee compensation	1,048.8	995.9	5.3%
Third-party distribution, service and advisory	1,236.2	1,093.0	13.1%
Marketing	80.2	68.6	16.9%
Property, office and technology	264.4	207.0	27.7%
General and administrative	312.1	224.9	38.8%
Transaction and integration	—	3.2	N/A
Total operating expenses	2,941.7	2,592.6	13.5%
Operating income	928.7	826.9	12.3%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	26.4	25.3	4.3%
Interest and dividend income	8.6	6.8	26.5%
Interest expense	(55.0)	(29.4)	87.1%
Other gains and losses, net	21.5	20.8	3.4%
Other income/(loss) of CSIP, net	23.3	—	N/A
Consolidated investment products (CIP):
Interest income of CIP	149.7	147.5	1.5%
Interest expense of CIP	(98.1)	(96.8)	1.3%
Other gains/(losses) of CIP, net	63.4	15.5	309.0%
Income from continuing operations before income taxes	1,068.5	916.6	16.6%
Income tax provision	(290.9)	(262.7)	10.7%
Income from continuing operations, net of income taxes	777.6	653.9	18.9%
Income/(loss) from discontinued operations, net of taxes	(2.4)	(1.9)	26.3%
Net income	775.2	652.0	18.9%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(56.9)	0.9	N/A
Net income attributable to common shareholders	$718.3	$652.9	10.0%
Earnings per share:
---Basic EPS from continuing operations	$1.65	$1.46	13.0%
---Basic EPS from discontinued operations	($0.01)	$—	N/A
---Total basic	$1.65	$1.46	13.0%

---Diluted EPS from continuing operations	$1.65	$1.46	13.0%
---Diluted EPS from discontinued operations	($0.01)	$—	N/A
---Total diluted	$1.65	$1.45	13.8%

Average shares outstanding:
---basic	435.6	448.3	(2.8)%
---diluted	436.2	449.4	(2.9)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,047.3	$17.1	$—	$—	$—	$6.6	$—	$1,071.0
Service and distribution fees	222.1	—	—	—	—	—	—	222.1
Performance fees	8.2	—	—	—	—	2.1	—	10.3
Other	33.4	1.2	—	—	—	(0.1)	—	34.5
Third-party distribution, service and advisory	—	(4.0)	(420.2)	—	—	—	—	(424.2)
Total operating revenues reconciled to net revenues	1,311.0	14.3	(420.2)	—	—	8.6	—	913.7
Operating expenses:
Employee compensation	343.8	5.9	—	—	(0.2)	—	—	349.5
Third-party distribution, service and advisory	420.2	—	(420.2)	—	—	—	—	—
Marketing	26.6	0.8	—	—	—	—	—	27.4
Property, office and technology	76.4	0.9	—	—	—	—	—	77.3
General and administrative	114.4	1.4	—	(2.7)	—	(11.3)	(24.2)	77.6
Total operating expenses	981.4	9.0	(420.2)	(2.7)	(0.2)	(11.3)	(24.2)	531.8
Operating income reconciled to adjusted operating income	329.6	5.3	—	2.7	0.2	19.9	24.2	381.9
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.9	(4.2)	—	—	—	0.7	—	7.4
Interest and dividend income	2.6	0.9	—	—	(1.0)	0.7	—	3.2
Interest expense	(18.1)	—	—	—	—	—	—	(18.1)
Other gains and losses, net	(1.3)	—	—	—	3.2	—	—	1.9
Other income/(loss) of CSIP, net	7.4	—	—	—	—	—	—	7.4
CIP:
Interest income of CIP	53.4	—	—	—	—	(53.4)	—	—
Interest expense of CIP	(37.5)	—	—	—	—	37.5	—	—
Other gains/(losses) of CIP, net	0.1	—	—	—	—	(0.1)	—	—
Income from continuing operations before income taxes	347.1	2.0	—	2.7	2.4	5.3	24.2	383.7
Income tax provision	(94.9)	(2.0)	—	5.0	(1.3)	—	(9.0)	(102.2)
Income from continuing operations, net of income taxes	252.2	—	—	7.7	1.1	5.3	15.2	281.5
Income/(loss) from discontinued operations, net of taxes	(0.6)	—	—	0.6	—	—	—	—
Net income	251.6	—	—	8.3	1.1	5.3	15.2	281.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	4.4	—	—	—	—	(7.7)	—	(3.3)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$256.0	$—	$—	$8.3	$1.1	($2.4)	$15.2	$278.2
Operating margin	25.1%				Adjusted operating margin			41.8%
Average diluted shares outstanding	434.8			Average diluted shares outstanding				434.8
Diluted EPS from continuing operations	$0.59				Adjusted diluted EPS			$0.64
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.59

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Non-GAAP basis
Operating revenues:
Investment management fees	$1,031.9	$16.2	$—	$—	$—	$6.4	$1,054.5
Service and distribution fees	214.7	—	—	—	—	—	214.7
Performance fees	5.0	—	—	—	—	2.3	7.3
Other	38.3	0.7	—	—	—	(0.1)	38.9
Third-party distribution, service and advisory	—	(3.8)	(410.6)	—	—	—	(414.4)
Total operating revenues reconciled to net revenues	1,289.9	13.1	(410.6)	—	—	8.6	901.0
Operating expenses:
Employee compensation	342.9	5.4	—	—	(3.7)	—	344.6
Third-party distribution, service and advisory	410.6	—	(410.6)	—	—	—	—
Marketing	30.2	0.7	—	—	—	—	30.9
Property, office and technology	75.3	0.8	—	—	—	—	76.1
General and administrative	76.1	1.4	—	(3.4)	—	(1.7)	72.4
Total operating expenses	935.1	8.3	(410.6)	(3.4)	(3.7)	(1.7)	524.0
Operating income reconciled to adjusted operating income	354.8	4.8	—	3.4	3.7	10.3	377.0
Other income/(expense):
Equity in earnings of unconsolidated affiliates	5.5	(3.6)	—	—	—	2.2	4.1
Interest and dividend income	3.1	1.1	—	—	(0.9)	0.6	3.9
Interest expense	(18.2)	—	—	—	—	—	(18.2)
Other gains and losses, net	16.2	—	—	—	(6.1)	4.7	14.8
Other income/(loss) of CSIP, net	7.7	—	—	—	—	—	7.7
CIP:
Interest income of CIP	48.0	—	—	—	—	(48.0)	—
Interest expense of CIP	(30.3)	—	—	—	—	30.3	—
Other gains/(losses) of CIP, net	36.8	—	—	—	—	(36.8)	—
Income from continuing operations before income taxes	423.6	2.3	—	3.4	(3.3)	(36.7)	389.3
Income tax provision	(107.0)	(2.3)	—	5.0	1.0	—	(103.3)
Income from continuing operations, net of income taxes	316.6	—	—	8.4	(2.3)	(36.7)	286.0
Income/(loss) from discontinued operations, net of taxes	0.2	—	—	(0.2)	—	—	—
Net income	316.8	—	—	8.2	(2.3)	(36.7)	286.0
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(42.3)	—	—	—	—	38.7	(3.6)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$274.5	$—	$—	$8.2	($2.3)	$2.0	$282.4

Operating margin	27.5%			Adjusted operating margin			41.8%

Average diluted shares outstanding	436.4			Average diluted shares outstanding			436.4

Diluted EPS form continuing operations	$0.63			Adjusted diluted EPS			$0.65
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.63

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$914.4	$15.0	$—	$—	$—	$8.6	$—	$938.0
Service and distribution fees	220.7	—	—	—	—	—	—	220.7
Performance fees	5.1	—	—	—	—	3.4	—	8.5
Other	31.6	1.5	—	—	—	—	—	33.1
Third-party distribution, service and advisory	—	(3.0)	(380.9)	—	—	—	—	(383.9)
Total operating revenues reconciled to net revenues	1,171.8	13.5	(380.9)	—	—	12.0	—	816.4
Operating expenses:
Employee compensation	330.3	4.2	—	—	(6.5)	—	0.3	328.3
Third-party distribution, service and advisory	380.9	—	(380.9)	—	—	—	—	—
Marketing	22.6	0.9	—	—	—	—	—	23.5
Property, office and technology	71.9	0.9	—	—	—	—	(0.1)	72.7
General and administrative	80.1	1.2	—	(3.8)	—	(13.0)	(0.7)	63.8
Total operating expenses	885.8	7.2	(380.9)	(3.8)	(6.5)	(13.0)	(0.5)	488.3
Operating income reconciled to adjusted operating income	286.0	6.3	—	3.8	6.5	25.0	0.5	328.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.3	(5.0)	—	—	—	2.2	—	7.5
Interest and dividend income	2.5	0.8	—	—	(1.0)	1.0	—	3.3
Interest expense	(9.7)	—	—	—	—	—	—	(9.7)
Other gains and losses, net	2.7	—	—	—	(9.2)	11.8	0.5	5.8
CIP:
Interest income of CIP	46.5	—	—	—	—	(46.5)	—	—
Interest expense of CIP	(33.5)	—	—	—	—	33.5	—	—
Other gains/(losses) of CIP, net	38.2	—	—	—	—	(38.2)	—	—
Income from continuing operations before income taxes	343.0	2.1	—	3.8	(3.7)	(11.2)	1.0	335.0
Income tax provision	(92.9)	(2.1)	—	5.0	1.2	—	(0.2)	(89.0)
Income from continuing operations, net of income taxes	250.1	—	—	8.8	(2.5)	(11.2)	0.8	246.0
Income/(loss) from discontinued operations, net of taxes	(1.4)	—	—	1.4	—	—	—	—
Net income	248.7	—	—	10.2	(2.5)	(11.2)	0.8	246.0
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(20.6)	—	—	—	—	20.6	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$228.1	$—	$—	$10.2	($2.5)	$9.4	$0.8	$246.0

Operating margin	24.4%				Adjusted operating margin			40.2%

Average diluted shares outstanding	448.8				Average diluted shares outstanding			448.8

Diluted EPS form continuing operations	$0.51				Adjusted diluted EPS			$0.55
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.51

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	September 30, 2014	December 31, 2013
ADJUSTED ASSETS
Cash and cash equivalents	$1,352.6	$1,331.2
Unsettled fund receivables	999.1	932.4
Accounts receivable	535.5	504.2
Investments	986.4	895.0
Assets of consolidated sponsored investment products (CSIP)	334.5	108.5
Assets held for policyholders	1,509.2	1,416.0
Prepaid assets	103.6	101.4
Other assets	110.7	182.1
Property and equipment, net	367.3	350.8
Intangible assets, net	1,252.2	1,263.7
Goodwill	6,720.1	6,867.3
Total adjusted assets	$14,271.2	$13,952.6

ADJUSTED LIABILITIES
Accrued compensation and benefits	$540.1	$676.4
Accounts payable and accrued expenses	766.4	763.1
Policyholder payables	1,509.2	1,416.0
Unsettled fund payables	994.8	882.0
Long-term debt	1,589.1	1,588.6
Deferred tax liabilities, net	325.3	323.6
Total adjusted liabilities	5,724.9	5,649.7

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	157.5	—
ADJUSTED PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,103.9	6,100.8
Treasury shares	(1,851.7)	(1,700.4)
Retained earnings	3,746.4	3,349.4
Accumulated other comprehensive income, net of tax	270.9	440.6
Total adjusted equity attributable to common shareholders	8,367.6	8,288.5
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	21.2	14.4
Total adjusted permanent equity	8,388.8	8,302.9
Total adjusted liabilities, temporary and permanent equity	$14,271.2	$13,952.6

Invesco Ltd. U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited, in millions)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$1,352.6	$1,331.2
Unsettled fund receivables	999.1	932.4
Accounts receivable	532.6	500.8
Investments	886.5	839.7
Assets of consolidated sponsored investment products (CSIP)	334.5	108.5
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	238.6	583.6
Accounts receivable of CIP	118.1	58.3
Investments of CIP	5,555.9	4,734.7
Assets held for policyholders	1,509.2	1,416.0
Prepaid assets	103.6	101.4
Other assets	110.7	182.1
Property and equipment, net	367.3	350.8
Intangible assets, net	1,252.2	1,263.7
Goodwill	6,720.1	6,867.3
Total assets	$20,081.0	$19,270.5
LIABILITIES
Accrued compensation and benefits	$540.1	$676.4
Accounts payable and accrued expenses	766.4	763.1
Liabilities of CIP:
Debt of CIP	4,710.3	4,181.7
Other liabilities of CIP	349.2	461.8
Policyholder payables	1,509.2	1,416.0
Unsettled fund payables	994.8	882.0
Long-term debt	1,589.1	1,588.6
Deferred tax liabilities, net	325.3	323.6
Total liabilities	10,784.4	10,293.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	157.5	—
PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,103.9	6,100.8
Treasury shares	(1,851.7)	(1,700.4)
Retained earnings	3,764.5	3,361.9
Retained earnings appropriated for investors in CIP	56.4	104.3
Accumulated other comprehensive income, net of tax	252.9	427.9
Total equity attributable to common shareholders	8,424.1	8,392.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	715.0	584.7
Total permanent equity	9,139.1	8,977.3
Total liabilities, temporary and permanent equity	$20,081.0	$19,270.5

Invesco Ltd. Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	September 30, 2014			December 31, 2013
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,352.6	$—	$1,352.6	$1,331.2	$—	$1,331.2
Unsettled fund receivables	999.1	—	999.1	932.4	—	932.4
Accounts receivable	535.5	(2.9)	532.6	504.2	(3.4)	500.8
Investments	986.4	(99.9)	886.5	895.0	(55.3)	839.7
Assets of CSIP	334.5	—	334.5	108.5	—	108.5
Assets of CIP:
Cash and cash equivalents of CIP	—	238.6	238.6	—	583.6	583.6
Accounts receivable of CIP	—	118.1	118.1	—	58.3	58.3
Investments of CIP	—	5,555.9	5,555.9	—	4,734.7	4,734.7
Assets held for policyholders	1,509.2	—	1,509.2	1,416.0	—	1,416.0
Prepaid assets	103.6	—	103.6	101.4	—	101.4
Other assets	110.7	—	110.7	182.1	—	182.1
Property and equipment, net	367.3	—	367.3	350.8	—	350.8
Intangible assets, net	1,252.2	—	1,252.2	1,263.7	—	1,263.7
Goodwill	6,720.1	—	6,720.1	6,867.3	—	6,867.3
Total assets	$14,271.2	$5,809.8	$20,081.0	$13,952.6	$5,317.9	$19,270.5
LIABILITIES
Accrued compensation and benefits	$540.1	$—	$540.1	$676.4	$—	$676.4
Accounts payable and accrued expenses	766.4	—	766.4	763.1	—	763.1
Liabilities of CIP:
Debt of CIP	—	4,710.3	4,710.3	—	4,181.7	4,181.7
Other liabilities of CIP	—	349.2	349.2	—	461.8	461.8
Policyholder payables	1,509.2	—	1,509.2	1,416.0	—	1,416.0
Unsettled fund payables	994.8	—	994.8	882.0	—	882.0
Long-term debt	1,589.1	—	1,589.1	1,588.6	—	1,588.6
Deferred tax liabilities, net	325.3	—	325.3	323.6	—	323.6
Total liabilities	5,724.9	5,059.5	10,784.4	5,649.7	4,643.5	10,293.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	157.5	—	157.5	—	—	—
PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,103.9	—	6,103.9	6,100.8	—	6,100.8
Treasury shares	(1,851.7)	—	(1,851.7)	(1,700.4)	—	(1,700.4)
Retained earnings	3,746.4	18.1	3,764.5	3,349.4	12.5	3,361.9
Retained earnings appropriated for investors in CIP	—	56.4	56.4	—	104.3	104.3
Accumulated other comprehensive income, net of tax	270.9	(18.0)	252.9	440.6	(12.7)	427.9
Total equity attributable to common shareholders	8,367.6	56.5	8,424.1	8,288.5	104.1	8,392.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	21.2	693.8	715.0	14.4	570.3	584.7
Total permanent equity	8,388.8	750.3	9,139.1	8,302.9	674.4	8,977.3
Total liabilities, temporary and permanent equity	$14,271.2	$5,809.8	$20,081.0	$13,952.6	$5,317.9	$19,270.5

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Nine months ended September 30,
	2014	2013
Adjusted operating activities:
U.S. GAAP net income	$775.2	$652.0
Consolidated investment product (CIP) net (income)/loss	(52.8)	8.3
Net income adjusted to remove impact of CIP	722.4	660.3
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	67.4	66.0
Share-based compensation expense	104.3	103.0
(Gain)/loss on disposal of business, property and equipment, net	—	0.5
Other (gains)/losses, net	(26.2)	(32.6)
Other (gains)/losses of CSIP, net	(15.8)	—
Equity in earnings of unconsolidated affiliates	(30.5)	(28.7)
Dividends from unconsolidated affiliates	18.8	15.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	(5.4)	—
(Purchase)/sale of trading investments, net	(15.9)	2.3
(Increase)/decrease in receivables	(224.6)	(731.0)
Increase/(decrease) in payables	102.3	687.7
Adjusted net cash provided by/(used in) operating activities	696.8	743.1

Adjusted investing activities:
Purchase of property and equipment	(86.7)	(67.0)
Purchase of available-for-sale investments	(179.6)	(91.8)
Sale of available-for-sale investments	139.9	71.9
Purchase of investments by CSIP	(565.9)	(51.4)
Sale of investments by CSIP	366.4	3.5
Purchase of other investments	(88.7)	(205.4)
Sale of other investments	52.5	74.3
Returns of capital and distributions from unconsolidated partnership investments	35.5	25.3
Acquisition earn-out payments	—	(1.2)
Sale of business	60.8	—
Adjusted net cash provided by/(used in) investing activities	(265.8)	(241.8)

Adjusted financing activities:
Proceeds from exercises of share options	8.6	13.0
Purchases of treasury shares	(219.6)	(120.5)
Dividends paid	(315.7)	(279.2)
Excess tax benefits from share-based compensation	21.9	19.4
Repayment of unsettled fund account	(35.7)	—
Third-party capital invested into CSIP	157.1	—
Third-party capital distributed by CSIP	(3.7)	—
Net borrowings/(repayments) under credit facility	—	201.5
Adjusted net cash provided by/(used in) financing activities	(387.1)	(165.8)

Increase /(decrease) in cash and cash equivalents	43.9	335.5
Foreign exchange movement on cash and cash equivalents	(22.5)	3.5
Cash and cash equivalents, beginning of period	1,331.2	835.5
Cash and cash equivalents, end of period	$1,352.6	$1,174.5

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine months ended September 30,
	2014	2013
Operating activities:
Net income	$775.2	$652.0
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	67.4	66.0
Share-based compensation expense	104.3	103.0
(Gain)/loss on disposal of business, property and equipment, net	—	0.5
Other (gains)/losses, net	(21.5)	(20.8)
Other (gains)/losses of CSIP, net	(15.8)	—
Other (gains)/losses of CIP, net	(63.4)	(15.5)
Equity in earnings of unconsolidated affiliates	(26.4)	(25.3)
Dividends from unconsolidated affiliates	18.8	15.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	313.8	(165.1)
(Increase)/decrease in cash held by CSIP	(5.4)	—
(Purchase)/sale of trading investments, net	(15.9)	2.3
(Increase)/decrease in receivables	(233.8)	(710.4)
Increase/(decrease) in payables	120.1	687.6
Net cash provided by/(used in) operating activities	1,017.4	589.9
Investing activities:
Purchase of property and equipment	(86.7)	(67.0)
Purchase of available-for-sale investments	(112.0)	(30.0)
Sale of available-for-sale investments	100.8	23.3
Purchase of investments by CIP	(4,228.6)	(3,496.4)
Sale of investments by CIP	3,014.2	3,705.9
Purchase of investments by CSIP	(565.9)	(51.4)
Sale of investments by CSIP	366.4	3.5
Purchase of other investments	(84.9)	(205.2)
Sale of other investments	52.5	74.3
Returns of capital and distributions from unconsolidated partnership investments	33.8	25.3
Acquisition earn-out payments	—	(1.2)
Sale of business	60.8	—
Net cash provided by/(used in) investing activities	(1,449.6)	(18.9)
Financing activities:
Proceeds from exercises of share options	8.6	13.0
Purchases of treasury shares	(219.6)	(120.5)
Dividends paid	(315.7)	(279.2)
Excess tax benefits from share-based compensation	21.9	19.4
Repayment of unsettled fund account	(35.7)	—
Third-party capital invested into CIP	160.1	13.4
Third-party capital distributed by CIP	(131.2)	(146.6)
Third-party capital invested into CSIP	157.1	—
Third-party capital distributed by CSIP	(3.7)	—
Borrowings of debt by CIP	1,339.6	867.3
Repayments of debt by CIP	(505.3)	(803.8)
Net borrowings/(repayments) under credit facility	—	201.5
Net cash provided by/(used in) financing activities	476.1	(235.5)
Increase/(decrease) in cash and cash equivalents	43.9	335.5
Foreign exchange movement on cash and cash equivalents	(22.5)	3.5
Cash and cash equivalents, beginning of period	1,331.2	835.5
Cash and cash equivalents, end of period	$1,352.6	$1,174.5

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine months ended September 30, 2014			Nine months ended September 30, 2013
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$722.4	$52.8	$775.2	$660.3	($8.3)	$652.0
Amortization and depreciation	67.4	—	67.4	66.0	—	66.0
Share-based compensation expense	104.3	—	104.3	103.0	—	103.0
(Gain)/loss on disposal of business, property and equipment, net	—	—	—	0.5	—	0.5
Other (gains)/losses, net	(26.2)	4.7	(21.5)	(32.6)	11.8	(20.8)
Other (gains)/losses of CSIP, net	(15.8)	—	(15.8)	—	—	—
Other (gains)/losses of CIP, net	—	(63.4)	(63.4)	—	(15.5)	(15.5)
Equity in earnings of unconsolidated affiliates	(30.5)	4.1	(26.4)	(28.7)	3.4	(25.3)
Dividends from unconsolidated affiliates	18.8	—	18.8	15.6	—	15.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	313.8	313.8	—	(165.1)	(165.1)
(Increase)/decrease in cash held by CSIP	(5.4)	—	(5.4)	—	—	—
(Purchase)/sale of trading investments, net	(15.9)	—	(15.9)	2.3	—	2.3
(Increase)/decrease in receivables	(224.6)	(9.2)	(233.8)	(731.0)	20.6	(710.4)
Increase/(decrease) in payables	102.3	17.8	120.1	687.7	(0.1)	687.6
Net cash provided by/(used in) operating activities	696.8	320.6	1,017.4	743.1	(153.2)	589.9
Investing activities:
Purchase of property and equipment	(86.7)	—	(86.7)	(67.0)	—	(67.0)
Purchase of available-for-sale investments	(179.6)	67.6	(112.0)	(91.8)	61.8	(30.0)
Sale of available-for-sale investments	139.9	(39.1)	100.8	71.9	(48.6)	23.3
Purchase of investments by CIP	—	(4,228.6)	(4,228.6)	—	(3,496.4)	(3,496.4)
Sale of investments by CIP	—	3,014.2	3,014.2	—	3,705.9	3,705.9
Purchase of investments by CSIP	(565.9)	—	(565.9)	(51.4)	—	(51.4)
Sale of investments by CSIP	366.4	—	366.4	3.5	—	3.5
Purchase of other investments	(88.7)	3.8	(84.9)	(205.4)	0.2	(205.2)
Sale of other investments	52.5	—	52.5	74.3	—	74.3
Returns of capital and distributions from unconsolidated partnership investments	35.5	(1.7)	33.8	25.3	—	25.3
Acquisition earn-out payments	—	—	—	(1.2)	—	(1.2)
Sale of business	60.8	—	60.8	—	—	—
Net cash provided by/(used in) investing activities	(265.8)	(1,183.8)	(1,449.6)	(241.8)	222.9	(18.9)
Financing activities:
Proceeds from exercises of share options	8.6	—	8.6	13.0	—	13.0
Purchases of treasury shares	(219.6)	—	(219.6)	(120.5)	—	(120.5)
Dividends paid	(315.7)	—	(315.7)	(279.2)	—	(279.2)
Excess tax benefits from share-based compensation	21.9	—	21.9	19.4	—	19.4
Repayment of unsettled fund account	(35.7)	—	(35.7)	—	—	—
Third-party capital invested into CIP	—	160.1	160.1	—	13.4	13.4
Third-party capital distributed by CIP	—	(131.2)	(131.2)	—	(146.6)	(146.6)
Third-party capital invested into CSIP	157.1	—	157.1	—	—	—
Third-party capital distributed by CSIP	(3.7)	—	(3.7)	—	—	—
Borrowings of debt by CIP	—	1,339.6	1,339.6	—	867.3	867.3
Repayments of debt by CIP	—	(505.3)	(505.3)	—	(803.8)	(803.8)
Net borrowings/(repayments) under credit facility	—	—	—	201.5	—	201.5
Net cash provided by/(used in) financing activities	(387.1)	863.2	476.1	(165.8)	(69.7)	(235.5)
Increase/(decrease) in cash and cash equivalents	43.9	—	43.9	335.5	—	335.5
Foreign exchange movement on cash and cash equivalents	(22.5)	—	(22.5)	3.5	—	3.5
Cash and cash equivalents, beginning of period	1,331.2	—	1,331.2	835.5	—	835.5
Cash and cash equivalents, end of period	$1,352.6	$—	$1,352.6	$1,174.5	$—	$1,174.5
See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to common shareholders (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to common shareholders (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 10 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 15 and 18, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, intangible asset amortization, gains and losses related to dispositions, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q3-14	Q2-14	Q3-13
Intangible amortization	$2.7	$3.4	$3.8
Taxation on amortization	(0.4)	(0.4)	(0.4)
Deferred taxation	5.4	5.4	5.4
(Income)/loss from discontinued operations, net of taxes	0.6	(0.2)	1.4
	$8.3	$8.2	$10.2

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $8.7 million in the third quarter (second quarter 2014: $8.7 million; third quarter 2013: $12.0 million) while other revenues of $0.1 million (second quarter 2014: $0.1 million, third quarter 2013: none) were recorded by CIP in the third quarter. By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $2.4 million in net income attributable to common shareholders in the third quarter U.S. GAAP earnings (second quarter 2014: $2.0 million decrease; third quarter 2013: $9.4 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $0.2 million in the third quarter (second quarter 2014: $3.7 million appreciation; third quarter 2013: $6.5 million appreciation) with an investment loss, inclusive of interest and dividend income, of $2.2 million in the third quarter (second quarter 2014: $7.0 million gain; third quarter 2013: $10.2 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income/loss are adjusted in arriving at the non-GAAP information and, net of the applicable tax charge of $1.3 million in the third quarter (second quarter 2014: $1.0 million credit; third quarter 2013: $1.2 million credit), result in a net income addition of $1.1 million for the third quarter (second quarter 2014: $2.3 million deduction; third quarter 2013: $2.5 million deduction).

6.	Other reconciling items

in millions	Q3-14	Q2-14	Q3-13
Fund reimbursement expense (a)	$24.2	$—	$—
Taxation on fund reimbursement expense (a)	(9.0)	—	—
Foreign exchange hedge amortization (b)	—	—	0.5
Taxation on foreign exchange hedge amortization (b)	—	—	(0.1)
European infrastructure initiative (c)	—	—	0.5
Taxation on European infrastructure initiative (c)	—	—	(0.1)
	$15.2	$—	$0.8

a.
Included within general and administrative expenses for the third quarter is a charge of $24.2 million in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

b.
Included within other gains and losses, net for the third quarter 2013 is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provided coverage through March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period.

c.	European infrastructure transformational initiative: The company outsourced its European transfer agency and made certain structural changes to product and distribution platforms.
Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by the company, nor is company cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10.	U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations increased to 27.3% for the third quarter, from 25.3% for the second quarter 2014. The impact of the inclusion of non-controlling interests in CIP and CSIP increased our effective tax rate by 0.3 percentage points for the third quarter, compared to a reduction of 2.8 percentage points on our effective tax rate for the second quarter. The third quarter included a 1.1% rate decrease as result of the fund reimbursement expense (referenced above).

Invesco Ltd.
Quarterly Assets Under Management(f)

(in billions)	Q3-14		Q2-14		% Change	Q3-13
Beginning Assets	$802.4		$787.3		1.9%	$705.6
Long-term inflows	44.4		42.5		4.5%	41.8
Long-term outflows	(38.4)		(49.4)		(22.3)%	(36.8)
Long-term net flows	6.0		(6.9)		N/A	5.0
Net flows in Invesco PowerShares QQQ fund	(3.2)		(3.0)		6.7%	0.8
Net flows in institutional money market funds	(0.8)		1.1		N/A	3.3
Total net flows	2.0		(8.8)		N/A	9.1
Market gains and losses/reinvestment	(5.1)		19.9		N/A	22.4
Foreign currency translation	(9.7)		4.0		N/A	8.4
Ending Assets	$789.6		$802.4		(1.6)%	$745.5

Average long-term AUM	$683.4		$674.7		1.3%	$616.2
Average short-term AUM (d)	118.3		115.4		2.5%	113.2
Average AUM	$801.7		$790.1		1.5%	$729.4
Gross revenue yield on AUM(a)	65.8	bps	65.7	bps		64.6	bps
Gross revenue yield on AUM before performance fees(a)	65.4	bps	65.4	bps		64.3	bps
Net revenue yield on AUM(b)	45.6	bps	45.6	bps		44.8	bps
Net revenue yield on AUM before performance fees(b)	45.1	bps	45.2	bps		44.3	bps

(in billions)	Total AUM	Active(e)	Passive(e)
June 30, 2014	$802.4	$656.6	$145.8
Long-term inflows	44.4	36.2	8.2
Long-term outflows	(38.4)	(30.2)	(8.2)
Long-term net flows	6.0	6.0	—
Net flows in Invesco PowerShares QQQ fund	(3.2)	—	(3.2)
Net flows in institutional money market funds	(0.8)	(0.8)	—
Total net flows	2.0	5.2	(3.2)
Market gains and losses/reinvestment	(5.1)	(4.8)	(0.3)
Foreign currency translation	(9.7)	(9.5)	(0.2)
September 30, 2014	$789.6	$647.5	$142.1

Average AUM	$801.7	$655.0	$146.7
Gross revenue yield on AUM(a)	65.8bps	77.8bps	13.0bps
Net revenue yield on AUM(b)	45.6bps	52.9bps	13.0bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2014	$802.4	$544.8	$257.6
Long-term inflows	44.4	34.8	9.6
Long-term outflows	(38.4)	(30.0)	(8.4)
Long-term net flows	6.0	4.8	1.2
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—
Net flows in institutional money market funds	(0.8)	—	(0.8)
Total net flows	2.0	1.6	0.4
Market gains and losses/reinvestment	(5.1)	(7.0)	1.9
Foreign currency translation	(9.7)	(7.2)	(2.5)
September 30, 2014	$789.6	$532.2	$257.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
June 30, 2014	$802.4	$394.2	$181.9	$52.6	$77.1	$96.6
Long-term inflows	44.4	22.1	8.3	4.6	1.1	8.3
Long-term outflows	(38.4)	(19.8)	(9.0)	(3.0)	(0.9)	(5.7)
Long-term net flows	6.0	2.3	(0.7)	1.6	0.2	2.6
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	(0.8)	—	—	—	(0.8)	—
Total net flows	2.0	(0.9)	(0.7)	1.6	(0.6)	2.6
Market gains and losses/reinvestment	(5.1)	(1.2)	(0.5)	(1.4)	0.1	(2.1)
Foreign currency translation	(9.7)	(5.8)	(1.5)	(1.3)	—	(1.1)
September 30, 2014	$789.6	$386.3	$179.2	$51.5	$76.6	$96.0

Average AUM	$801.7	$395.1	$180.1	$52.3	$77.0	$97.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2014	$802.4	$537.5	$28.7	$107.6	$70.4	$58.2
Long-term inflows	44.4	23.1	1.0	4.0	9.9	6.4
Long-term outflows	(38.4)	(22.5)	(1.1)	(5.1)	(5.6)	(4.1)
Long-term net flows	6.0	0.6	(0.1)	(1.1)	4.3	2.3
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	(0.8)	(0.7)	(0.1)	0.1	(0.1)	—
Total net flows	2.0	(3.3)	(0.2)	(1.0)	4.2	2.3
Market gains and losses/reinvestment	(5.1)	(2.0)	(0.2)	0.1	(2.3)	(0.7)
Foreign currency translation	(9.7)	(0.1)	(1.5)	(5.2)	(1.4)	(1.5)
September 30, 2014	$789.6	$532.1	$26.8	$101.5	$70.9	$58.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f)

(in billions)	September 30, 2014		September 30, 2013		% Change
Beginning Assets	$778.7		$667.4		16.7%
Long-term inflows	137.1		133.8		2.5%
Long-term outflows	(131.5)		(113.1)		16.3%
Long-term net flows	5.6		20.7		(72.9)%
Net flows in Invesco PowerShares QQQ fund	(7.5)		1.1		N/A
Net flows in institutional money market funds	(5.8)		7.4		N/A
Total net flows	(7.7)		29.2		N/A
Market gains and losses/reinvestment	24.2		51.6		(53.1)%
Foreign currency translation	(5.6)		(2.7)		107.4%
Ending Assets	$789.6		$745.5		5.9%

Average long-term AUM	$672.6		$603.7		11.4%
Average short-term AUM (d)	117.9		109.9		7.3%
Average AUM	$790.5		$713.6		10.8%
Gross revenue yield on AUM(a)	65.7	bps	64.2	bps
Gross revenue yield on AUM before performance fees(a)	64.9	bps	63.3	bps
Net revenue yield on AUM(b)	45.6	bps	44.7	bps
Net revenue yield on AUM before performance fees(b)	44.7	bps	43.7	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2013	$778.7	$639.0	$139.7
Long-term inflows	137.1	113.9	23.2
Long-term outflows	(131.5)	(112.7)	(18.8)
Long-term net flows	5.6	1.2	4.4
Net flows in Invesco PowerShares QQQ fund	(7.5)	—	(7.5)
Net flows in institutional money market funds	(5.8)	(5.8)	—
Total net flows	(7.7)	(4.6)	(3.1)
Market gains and losses/reinvestment	24.2	18.5	5.7
Foreign currency translation	(5.6)	(5.4)	(0.2)
September 30, 2014	$789.6	$647.5	$142.1

Average AUM	$790.5	$647.4	$143.1
Gross revenue yield on AUM(a)	65.7bps	77.4bps	13.0bps
Net revenue yield on AUM(b)	45.6bps	52.8bps	13.0bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2013	$778.7	$519.6	$259.1
Long-term inflows	137.1	110.7	26.4
Long-term outflows	(131.5)	(106.5)	(25.0)
Long-term net flows	5.6	4.2	1.4
Net flows in Invesco PowerShares QQQ fund	(7.5)	(7.5)	—
Net flows in institutional money market funds	(5.8)	—	(5.8)
Total net flows	(7.7)	(3.3)	(4.4)
Market gains and losses/reinvestment	24.2	19.5	4.7
Foreign currency translation	(5.6)	(3.6)	(2.0)
September 30, 2014	$789.6	$532.2	$257.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2013	$778.7	$383.1	$171.7	$53.3	$82.7	$87.9
Long-term inflows	137.1	70.9	26.3	13.9	2.5	23.5
Long-term outflows	(131.5)	(75.3)	(21.9)	(15.8)	(2.6)	(15.9)
Long-term net flows	5.6	(4.4)	4.4	(1.9)	(0.1)	7.6
Net flows in Invesco PowerShares QQQ fund	(7.5)	(7.5)	—	—	—	—
Net flows in institutional money market funds	(5.8)	—	—	—	(5.8)	—
Total net flows	(7.7)	(11.9)	4.4	(1.9)	(5.9)	7.6
Market gains and losses/reinvestment	24.2	18.2	3.9	0.9	(0.2)	1.4
Foreign currency translation	(5.6)	(3.1)	(0.8)	(0.8)	—	(0.9)
September 30, 2014	$789.6	$386.3	$179.2	$51.5	$76.6	$96.0

Average AUM	$790.5	$388.1	$178.1	$52.7	$77.8	$93.8

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2013	$778.7	$521.3	$27.1	$114.8	$60.9	$54.6
Long-term inflows	137.1	67.5	3.0	15.2	31.6	19.8
Long-term outflows	(131.5)	(63.1)	(3.4)	(31.9)	(17.4)	(15.7)
Long-term net flows	5.6	4.4	(0.4)	(16.7)	14.2	4.1
Net flows in Invesco PowerShares QQQ fund	(7.5)	(7.5)	—	—	—	—
Net flows in institutional money market funds	(5.8)	(4.8)	(0.1)	2.1	(3.1)	0.1
Total net flows	(7.7)	(7.9)	(0.5)	(14.6)	11.1	4.2
Market gains and losses/reinvestment	24.2	18.8	1.7	3.0	0.3	0.4
Foreign currency translation	(5.6)	(0.1)	(1.5)	(1.7)	(1.4)	(0.9)
September 30, 2014	$789.6	$532.1	$26.8	$101.5	$70.9	$58.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q3-14		Q2-14		% Change	Q3-13
Beginning Assets	$145.8		$142.9		2.0%	$123.7
Long-term inflows	8.2		6.4		28.1%	8.7
Long-term outflows	(8.2)		(5.3)		54.7%	(8.5)
Long-term net flows	—		1.1		N/A	0.2
Net flows in Invesco PowerShares QQQ fund	(3.2)		(3.0)		6.7%	0.8
Net flows in institutional money market funds	—		—			—
Total net flows	(3.2)		(1.9)		68.4%	1.0
Market gains and losses/reinvestment	(0.3)		4.8		N/A	4.9
Foreign currency translation	(0.2)		—		N/A	—
Ending Assets	$142.1		$145.8		(2.5)%	$129.6

Average long-term AUM	100.9		99.8		1.1%	89.6
Average short-term AUM (d)	45.8		42.1		8.8%	37.1
Average AUM	$146.7		$141.9		3.4%	$126.7
Gross revenue yield on AUM(a)	13.0	bps	13.2	bps		11.8	bps
Gross revenue yield on AUM before performance fees(a)	13.0	bps	13.2	bps		11.8	bps
Net revenue yield on AUM(b)	13.0	bps	13.2	bps		11.8	bps
Net revenue yield on AUM before performance fees(b)	13.0	bps	13.2	bps		11.8	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2014	$145.8	$123.9	$21.9
Long-term inflows	8.2	6.5	1.7
Long-term outflows	(8.2)	(5.7)	(2.5)
Long-term net flows	—	0.8	(0.8)
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—
Net flows in institutional money market funds	—	—	—
Total net flows	(3.2)	(2.4)	(0.8)
Market gains and losses/reinvestment	(0.3)	(0.4)	0.1
Foreign currency translation	(0.2)	—	(0.2)
September 30, 2014	$142.1	$121.1	$21.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
June 30, 2014	$145.8	$89.0	$42.0	$—	$—	$14.8
Long-term inflows	8.2	4.9	2.4	—	—	0.9
Long-term outflows	(8.2)	(3.5)	(3.5)	—	—	(1.2)
Long-term net flows	—	1.4	(1.1)	—	—	(0.3)
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(3.2)	(1.8)	(1.1)	—	—	(0.3)
Market gains and losses/reinvestment	(0.3)	0.8	(0.1)	—	—	(1.0)
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
September 30, 2014	$142.1	$88.0	$40.8	$—	$—	$13.3

Average AUM	$146.7	$91.3	$41.1	$—	$—	$14.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2014	$145.8	$141.7	$0.1	$—	$1.8	$2.2
Long-term inflows	8.2	8.0	0.1	—	—	0.1
Long-term outflows	(8.2)	(8.0)	—	—	(0.1)	(0.1)
Long-term net flows	—	—	0.1	—	(0.1)	—
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(3.2)	(3.2)	0.1	—	(0.1)	—
Market gains and losses/reinvestment	(0.3)	(0.3)	—	—	—	—
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
September 30, 2014	$142.1	$138.2	$0.2	$—	$1.7	$2.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	September 30, 2014		September 30, 2013		% Change
Beginning Assets	$139.7		$114.0		22.5%
Long-term inflows	23.2		34.0		(31.8)%
Long-term outflows	(18.8)		(26.1)		(28.0)%
Long-term net flows	4.4		7.9		(44.3)%
Net flows in Invesco PowerShares QQQ fund	(7.5)		1.1		N/A
Net flows in institutional money market funds	—		—
Total net flows	(3.1)		9.0		N/A
Market gains and losses/reinvestment	5.7		7.3		(21.9)%
Foreign currency translation	(0.2)		(0.7)		(71.4)%
Ending Assets	$142.1		$129.6		9.6%

Average long-term AUM	98.6		89.7		9.9%
Average short-term AUM (d)	44.5		34.5		29.0%
Average AUM	$143.1		$124.2		15.2%
Gross revenue yield on AUM(a)	13.0	bps	11.4	bps
Gross revenue yield on AUM before performance fees(a)	13.0	bps	11.4	bps
Net revenue yield on AUM(b)	13.0	bps	11.4	bps
Net revenue yield on AUM before performance fees(b)	13.0	bps	11.4	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2013	$139.7	$118.2	$21.5
Long-term inflows	23.2	20.0	3.2
Long-term outflows	(18.8)	(15.2)	(3.6)
Long-term net flows	4.4	4.8	(0.4)
Net flows in Invesco PowerShares QQQ fund	(7.5)	(7.5)	—
Net flows in institutional money market funds	—	—	—
Total net flows	(3.1)	(2.7)	(0.4)
Market gains and losses/reinvestment	5.7	5.6	0.1
Foreign currency translation	(0.2)	—	(0.2)
September 30, 2014	$142.1	$121.1	$21.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2013	$139.7	$85.6	$39.5	$—	$—	$14.6
Long-term inflows	23.2	14.6	6.0	—	—	2.6
Long-term outflows	(18.8)	(10.3)	(5.3)	—	—	(3.2)
Long-term net flows	4.4	4.3	0.7	—	—	(0.6)
Net flows in Invesco PowerShares QQQ fund	(7.5)	(7.5)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(3.1)	(3.2)	0.7	—	—	(0.6)
Market gains and losses/reinvestment	5.7	5.6	0.6	—	—	(0.5)
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
September 30, 2014	$142.1	$88.0	$40.8	$—	$—	$13.3

Average AUM	$143.1	$87.7	$41.0	$—	$—	$14.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2013	$139.7	$135.2	$0.1	$—	$1.8	$2.6
Long-term inflows	23.2	22.8	0.1	—	0.2	0.1
Long-term outflows	(18.8)	(17.9)	—	—	(0.4)	(0.5)
Long-term net flows	4.4	4.9	0.1	—	(0.2)	(0.4)
Net flows in Invesco PowerShares QQQ fund	(7.5)	(7.5)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(3.1)	(2.6)	0.1	—	(0.2)	(0.4)
Market gains and losses/reinvestment	5.7	5.6	—	—	0.1	—
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
September 30, 2014	$142.1	$138.2	$0.2	$—	$1.7	$2.0

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $5.1 billion (second quarter 2014: $4.7 billion; third quarter 2013: $4.0 billion). For year to date, our share of the average AUM for our JVs in China in the nine months ended September 30, 2014 was $5.0 billion (nine months ended September 30, 2013: $3.7 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Short-term ending AUM as of September 30, 2014 includes $72.4 billion in institutional money market AUM and $42.9 billion in PowerShares QQQ AUM. Ending retail money market AUM as of September 30, 2014, included in long-term AUM, were $4.2 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    On December 31, 2013, the company completed the sale of Atlantic Trust. AUM presented for periods prior to this date exclude total AUM of Atlantic Trust ($22.8 billion at September 30, 2013.)

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	48%	45%	49%	54%	34%	40%
	U.S. Growth	82%	32%	28%	96%	32%	74%
	U.S. Value	55%	57%	54%	79%	79%	55%
	Sector	98%	80%	68%	37%	13%	13%
	U.K.	100%	100%	100%	90%	98%	98%
	Canadian	32%	100%	100%	14%	100%	100%
	Asian	70%	87%	85%	43%	72%	65%
	European	96%	98%	100%	85%	89%	99%
	Global	39%	64%	91%	62%	88%	91%
	Global Ex U.S. and Emerging Markets	83%	96%	99%	83%	96%	99%
Fixed Income
	Money Market	65%	66%	34%	96%	96%	97%
	U.S. Fixed Income	89%	82%	90%	76%	78%	95%
	Global Fixed Income	63%	91%	98%	51%	82%	48%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	41%	41%	49%	66%	64%	67%
	Balanced	47%	54%	72%	65%	92%	96%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 61%, 60%, and 60% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 70%, and 69% of total Invesco AUM, respectively, as of 9/30/2014. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.